SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2004

LANCER CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-13875	74-1591073
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6655 Lancer Blvd., San Antonio, Texas		78219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 310-7000

ITEM 4.                  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On March 1, 2004, the Audit Committee of Lancer Corporation’s Board of Directors engaged BDO Seidman, LLP (“BDO Seidman”) as its new independent accountants.

During the two most recent fiscal years ended December 31, 2003 and December 31, 2002, and the subsequent interim period through the date hereof, Lancer did not consult BDO Seidman regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lancer’s financial statements, or for any other matter that was either the subject of a disagreement or a reportable event as set forth in Item 304 (a)(1)(iv) or (v) of Regulation S-K as promulgated pursuant to the Securities Act of 1933, as amended.

ITEM 5.  OTHER EVENTS

On February 29, 2004, Lancer’s Board of Directors elected Richard C. Osborne as Chairman of the Board of Directors following the adoption of a Board policy requiring a non-executive Board Chair. Pursuant to the new policy, Alfred A. Schroeder has resigned his position as Chairman. Mr. Schroeder will continue to lead Lancer’s research and development efforts.

Lancer issued a news release on March 1, 2004, announcing both the engagement of BDO Seidman and the election of Richard C. Osborne as the Company’s new non-executive Chairman of the Board of Directors. The news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c) Exhibits.

99.1	Lancer Corporation Press Release dated March 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCER CORPORATION

Date: March 8, 2004	By:	/s/ Christopher D. Hughes
Christopher D. Hughes
Chief Executive Officer